Exhibit 99.1

NEWS For Immediate Release

DENISE M. COLL JOINS VIAD CORP BOARD OF DIRECTORS

PHOENIX, August 21, 2018 - Viad Corp (NYSE:VVI) today announced the appointment of Denise M. Coll as an independent director of its Board of Directors, effective August 21, 2018.  She has also been appointed to serve as a member of the Board’s Human Resource Committee.

Coll, age 64, has more than 40 years of experience in the hospitality industry.  She has been a member of the Board of Trustees of LaSalle Hotel Properties, a leading publicly traded real estate investment trust, since 2013. Prior to joining LaSalle, Coll served as President, North America Division of Starwood Hotels & Resorts Worldwide, Inc., leading Starwood’s largest division with over 500 hotels, from 2007 to 2013. During her tenure, she oversaw substantial growth of Starwood’s hotel footprint within North America and successfully navigated Starwood’s North American hotels through the economic downturn. Coll also spearheaded the launch of two new Starwood brands, Aloft and Element, and has strong familiarity with live events, having previously run the Seaport Hotel & World Trade Center in Boston.

Richard H. Dozer, chairman of Viad, said, “We are delighted to welcome Denise to the Viad Board of Directors. She brings a rich background in hotel operations, brand creation and management, and is respected as one of the most successful and seasoned operators in the hospitality industry.  We are confident that Denise will be an invaluable resource as Viad continues to execute on its growth strategy and we look forward to benefiting from her insights.”

Coll holds a B.S. in hotel and travel management from the University of Massachusetts and an M.B.A. from Simmons College.  Coll also serves on the Board of Directors of Enlivant, the Board of Directors of the Big Sister Association of Greater Boston, the Board of Trustees of Simmons College, the Board of Directors of the University of Massachusetts Amherst Foundation, and the Board of Advisors of the University of Massachusetts School of Hotel & Travel Management.

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About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Glacier National Park, Banff, Jasper and Vancouver that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts:

Sajid Daudi or Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	transportation disruptions and increases in transportation costs;
•	seasonality of our businesses;
•	terrorist attacks, natural disasters and other catastrophic events;
•	fluctuations in general economic conditions;
•	the impact of recent U.S. tax legislation;
•	our exposure to currency exchange rate fluctuations;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the collection, storage, handling and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;

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•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	adverse effects of show rotation on our periodic results and operating margins;
•	the effects of the United Kingdom’s exit from the European Union; and
•	liabilities relating to prior and discontinued operations.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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